UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2010

StellarOne Corporation

(Exact name of registrant as specified in its charter)

VIRGINIA	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Peter Jefferson Parkway, Suite 250

Charlottesville, Virginia 22911

(Address of principal offices, including zip code)

(540) 829-1633

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

StellarOne Corporation (the “Corporation”) held its annual shareholders meeting on April 27, 2010. At the annual meeting, shareholders (i) elected one director nominee to serve as a Class I director with a term expiring at the 2011 annual meeting, one director nominee to serve as a Class II director with a term expiring at the 2012 annual meeting, and five director nominees to serve as Class III directors with terms expiring at the 2013 annual meeting or, in each case, until a successor is duly elected and qualified; (ii) approved the amendment of the Corporation’s articles of incorporation to declassify the Board of Directors and phase in annual election of directors beginning at the 2011 annual meeting; (iii) approved, in an advisory vote, the executive officer compensation disclosed in the Corporation’s 2010 proxy statement; and (iv) ratified the Audit and Compliance Committee’s appointment of Grant Thornton LLP as the Corporation’s independent registered public accountants for the year ending December 31, 2010.

The independent inspectors of elections reported the vote of the shareholders as follows:

Proposal 1:	Election of Directors

Nominees	Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes

Class I
Alan W. Myers	12,152,492	1,598,048	—	4,571,821

Class II
H. C. Stuart Cochran	12,133,942	1,616,598	—	4,571,821

Class III
Lee S. Baker	12,138,433	1,612,107	—	4,571,821
O. R. Barham, Jr.	11,983,319	1,767,221	—	4,571,821
P. William Moore, Jr.	12,207,343	1,543,197	—	4,571,821
Joe J. Thompson	12,068,418	1,682,122	—	4,571,821
Keith L. Wampler	12,146,610	1,603,930	—

Proposal 2:	Amendment of the Articles of Incorporation to Declassify the Board of Directors and Phase in Annual Election of Directors

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
17,294,377	938,213	89,771	—

Proposal 3:	Advisory (Non-Binding) Vote to Approve Executive Compensation

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
15,933,911	1,985,207	403,243	—

Proposal 4:	Ratification of the Appointment of Grant Thornton LLP, Independent Registered Public Accountants

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
17,606,441	590,138	125,782	—

Item 7.01	Regulation FD Disclosure

Pursuant to Regulation FD, information is being furnished as an exhibit to this Current Report with respect to a presentation during the annual meeting of shareholders on April 27, 2010, discussing the strategies and performance of the Corporation, made by O. R. Barham, Jr., President and Chief Executive Officer, and Jeffrey W. Farrar, Executive Vice President and Chief Financial Officer. Mr. Farrar reviewed the following general statements relative to first quarter results, with the official earnings release scheduled for April 29, 2010:

•	Earnings improvement that will exceed the consensus estimate.

•	Decrease in total non-performing assets for the second consecutive quarter.

•	Higher charge-offs and related provisioning sequentially.

•	Continued improvement in net interest margin for second consecutive quarter.

•	Improved contribution from mortgage and wealth management.

The statements contained in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne’s actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) continuation of the historically low short-term interest rates, (ii) a change in real estate or capital market conditions which could lead to asset quality deterioration or asset impairments including intangibles, (iii) the inability of StellarOne to grow its portfolio at historical growth rates, (iv) the impact of governmental restrictions on entities participating in the US Treasury Department Capital Purchase Program, and (v) mergers and acquisitions. Please refer to StellarOne’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

99.1	Annual Meeting Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StellarOne Corporation

Date: April 27, 2010	By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Annual Meeting Presentation Slides

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